Exhibit 5.1

ATTORNEYS AT LAW one independent drive, suite 1300 Jacksonville, Florida 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com

March 23, 2022

Processa Pharmaceuticals, Inc. 7380 Coca Cola Drive, Suite 106 Hanover, Maryland 21076

Ladies and Gentlemen:

We have acted as counsel to Processa Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale by the Company to Lincoln Park Capital Fund, LLC (the “Investor”), of (i) up to $15.0 million of shares of the Company’s common stock, par value $0.0001 per share (the “Purchase Shares”) and (ii) 123,609 shares (the “Commitment Shares” and collectively with Purchase Shares, the “Shares”) of the Company’s common stock pursuant to (a) that certain Purchase Agreement, dated March 23, 2022 (the “Purchase Agreement”), by and between the Company and the Investor, and (b) the Company’s Registration Statement on Form S-3 (File No. 333-257558), filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2021 and declared effective on July 9, 2021 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated March 23, 2022 (together with the Base Prospectus, the “Prospectus”).

In connection with our representation, we have examined: (i) the Purchase Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Fourth Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as amended to date, (iv) the Amended and Restated Bylaws of the Company, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Purchase Agreement and the execution and delivery of the Purchase Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all manual and electronic signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the terms of the Purchase Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Purchase Agreement, the Shares will be validly issued, fully paid, and nonassessable.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Processa Pharmaceuticals, Inc.

March 23, 2022

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion, as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) or within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ FOLEY & LARDNER LLP